Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Annual Report of Paw Spa, Inc. (the “Company”) on Form 10-K for the year ending November 30, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Edd Cockerill, Chief Executive Officer and Chief Financial Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	Such Annual Report on Form 10-K for the year ending November 30, 2008, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Annual Report on Form 10-K for the period ending November 30, 2008, fairly presents, in all material respects, the financial condition and results of operations of Paw Spa, Inc.

Paw Spa, Inc.

By:	Edd Cockerill
Edd Cockerill
President, Chief Executive Officer, Treasurer, Chief Financial Officer,
Principal Accounting Officer,
and sole member of the Board of Directors

February 27, 2009